Exhibit 99.1

                   POLYONE UPDATES 2005 FOURTH-QUARTER OUTLOOK

CLEVELAND, Dec. 20 /PRNewswire-FirstCall/ -- PolyOne Corporation (NYSE: POL), a leading global polymer compounding and North American distribution company, today updated its outlook for the fourth quarter ending December 31, 2005. This action is part of PolyOne's continuing effort to keep investors informed of current business conditions.

    The following summarizes conditions within the business segments:
     - Performance Plastics -- At the end of the third quarter, the Company stated that its highest priority was to restore product spreads, particularly because it anticipated continuing escalation of raw material costs from its North American suppliers. To date, each business unit has achieved higher selling prices, which has enabled the Company to offset most cost increases. While spreads are not fully recovered, the Company will enter 2006 with better spreads and stronger momentum than it had entering 2005.

       Demand in North America has returned to pre-hurricane levels; in fact, fourth-quarter shipment volumes appear to be tracking slightly ahead of fourth-quarter 2004 levels. Shipments in Europe and Asia are tracking with earlier expectations and remain at typical seasonal levels.

       While availability issues remain with some specialty raw materials in North America, the business units have generally managed through any supply dislocations. Freight and energy costs, however, remain high.

     - Distribution -- Demand appears slightly higher than earlier anticipated. This unit has aggressively increased prices for the entire year, which has allowed it to maintain its product spreads.

     - Resin and Intermediates -- SunBelt Chlor-Alkali continues to benefit from stable chlorine prices and slightly higher caustic soda prices. To match its customers' production disruptions, SunBelt did not operate at full capacity in early October, but it has been near full capacity for the balance of the quarter.

       OxyVinyls, LP suffered no significant production outage as a result of Hurricane Rita, and PolyOne anticipates that OxyVinyls' earnings in the fourth quarter should improve significantly over third-quarter results. Polyvinyl chloride (PVC) resin prices increased in October, though an additional price increase announced for November was not implemented. Natural gas costs have remained near record levels throughout the quarter but ethylene costs, while higher during the quarter, have not reached anticipated levels. PVC demand has been better than expected for the quarter, particularly in the PVC pipe market.

       PolyOne projects that the combined factors affecting OxyVinyls and SunBelt should result in a fourth-quarter segment earnings performance $4 million to $6 million higher than the segment earnings achieved in the fourth quarter of 2004.

       As a result of these improved business segment conditions, PolyOne now expects fourth-quarter 2005 financial results to be better than anticipated at the end of the third quarter and better than the fourth-quarter 2004 results. In addition, the Company continues to project positive operating cash flow generation.

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    Additional updates:
     - Specialty Resins -- The Company has determined that the current Specialty Resins divestment process is unlikely to result in a sale of the business at acceptable terms and, therefore, Specialty Resins will no longer be reported as a business being held for sale within discontinued operations. The unit will be reported as a continuing operation within the Performance Plastics segment results.

     - Engineered Films -- PolyOne now expects the close of the sale of the Engineered Films unit to occur in early 2006. At the time the letter of intent was signed, the parties expected that the transaction would be completed during the fourth quarter of 2005.

    About PolyOne

PolyOne Corporation, with 2004 annual revenues of approximately $2.2 billion, is a leading global compounding and North American distribution company with continuing operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne's products and services can be found at http://www.polyone.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

     - the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
     - changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;
     - changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
     - fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles, including those related to the effects of Hurricane Katrina and Rita;

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     - production outages or material costs associated with scheduled or unscheduled maintenance programs;
     - costs or difficulties and delays related to the operation of joint venture entities;
     - lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
     - partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
     - an inability to launch new products and/or services within PolyOne's various businesses;
     - the possibility of further goodwill impairment;
     - an inability to maintain any required licenses or permits;
     - an inability to comply with any environmental laws and regulations;
     - the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
     - unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
     - an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
     - a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;
     - an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
     - any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;
     - any delay and/or inability to bring the North American Colors and Additives Masterbatch and the Engineered Materials product platforms to profitability;
     - an inability to raise prices or sustain price increases for products;
     - an inability or delay beyond December 31, 2005 in finding buyers of discontinued operations or other non-core assets for reasonable and acceptable terms;
     - an inability to achieve anticipated earnings performance due to the divestment of a non-core business;
     - an inability to complete the sale of discontinued businesses due to problems or delays associated with legal proceedings, regulatory approvals, buyers receiving financing for the transaction, satisfactory completion of due diligence, finalization of definitive agreements or any other reasons;
     - an ability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business; and
     - other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

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We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #122005)

SOURCE  PolyOne Corporation
    -0-                             12/20/2005
    /CONTACT: Investors and Media, Dennis Cocco, Vice President, Investor Relations & Communications of PolyOne Corporation, +1-440-930-1538/
    /Web site:  http://www.polyone.com /
    (POL)